Exhibit 4(b)

             Form of Floating Interest Rate Medium-Term Senior Security

      [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing except in the limited circumstances described above.

       Unless   this   Certificate  is  presented  by   an   authorized
representative of The Depository Trust Company to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                 EXCEPT AS OTHERWISE PROVIDED HEREIN,
         THIS GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT
        NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY
             OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE
                   OF SUCH SUCCESSOR DEPOSITORY]  *

                              CUSIP 883203 _________________________

No. R- __________________          PRINCIPAL AMOUNT _________________

                             TEXTRON INC.
                      MEDIUM-TERM NOTE, SERIES __

ISSUE PRICE:            INITIAL INTEREST RATE:  ISSUE DATE:
____________________    ____________________    ____________________

INDEX MATURITY:         INTEREST RATE BASIS:    MATURITY DATE:
____________________    ____________________    ____________________

SPREAD (plus or         INITIAL REDEMPTION      INTEREST PAYMENT PERIOD:
minus):                 DATE:                   ____________________
____________________    ____________________



* The Company may under certain circumstances issue certificated notes. Bracketed text included in this form of note applies only to notes issued in global form.

<page 1>

SPREAD MULTIPLIER:      INTEREST RESET PERIOD:  MAXIMUM INTEREST RATE:
____________________    ____________________    ____________________

INTEREST PAYMENT        MINIMUM INTEREST RATE:  INTEREST DETERMINATION
DATES:                                          DATES:
___________________     ____________________    ____________________

INTEREST RESET DATES:   SPECIFIED CURRENCY:

____________________    U.S. Dollars

CITY AND COUNTRY OF     COUNTRY OF
SPECIFIED CURRENCY:     SPECIFIED CURRENCY:

New York, NY, U.S.A.    United States of America

      The Optional Redemption Price shall initially be ___________% of the principal amount of this [Global] Security to be redeemed and shall decline at each anniversary of the initial Redemption Date by ___________% of the principal amount to be redeemed until the Optional Redemption Price is 100% of such principal amount.

      TEXTRON INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay [CEDE & Co., as nominee for the Depository], or registered assigns, the principal sum of _____________________________ in the Specified Currency
specified above on the Maturity Date specified above, and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above from the Issue Date until the first Interest Reset Date specified above following the Issue Date specified above and thereafter at a rate determined in accordance with the provisions set forth below under the heading "Determination of Commercial Paper Rate," "Determination of LIBOR," "Determination of Treasury Rate," "Determination of Federal Funds Rate" or "Determination of Prime Rate" depending upon whether the Interest Rate Basis specified above is the Commercial Paper Rate, LIBOR, the Treasury Rate, the Federal Funds Rate or the Prime Rate, until the principal hereof is paid or duly made available for payment. The Company will pay interest as specified above under "Interest Payment Period," commencing with the first Interest Payment Date specified above next succeeding the Issue Date, and on the Maturity Date; provided, however, that if an Interest Payment Date should fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that in case the Interest Rate Basis is LIBOR, if such date falls in the next calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions are open for business in The City of New York or, if this Note is denominated in a Specified Currency other than U.S. dollars, in the city and country above specified (and, in each case, if the Interest Rate Basis specified above is LIBOR, the City of London).

      Except as provided above and in the Indenture referred to below, interest payments will be made on the Interest Payment Dates specified
above.   Interest on this [Global] Security will accrue from  the

<page 2>

most recent date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date until the principal hereof has been paid or made available
for  payment.   The interest so payable, and punctually  paid  or  duly
provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this [Global] Security
(or one or more predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day), next preceding such Interest Payment Date (a "Regular Record Date"), and interest payable on the Maturity Date will be payable to the Person to whom principal shall be payable, except that if the Issue Date of this [Global] Security is between the Regular Record Date and the related Interest Payment Date the first payment of interest shall be paid on such Interest Payment Date immediately following the next succeeding Record Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on such Regular Record Date or the Person in whose name this [Global] Security was originally registered, as the case may be, and may be paid to the Person in whose name this [Global] Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company; notice whereof shall be given to the Holder of this [Global] Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner.

      [As used herein, the term "Depository" shall mean the Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, which in each case, shall be designated by the Company pursuant to the Indenture. ]

     Payment of the principal of, premium, if any, and interest on this [Global] Security will be made at the office or agency of the Company maintained for that purpose in the City and Country specified above in such coin or currency of the Country of Specified Currency specified above as at the time of payment is legal tender for the payment of public and private debts; provided that, at the option of the Company, payment of interest may be made by check (drawn on an account at a bank outside of the United States in the case of a Security with a Specified Currency other than U.S. dollars) mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      This Security is a [Global] Security evidencing a portion of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 15, 1987, as supplemented by a First Supplemental Indenture, dated as of March 15, 1988, and a Second Supplemental Senior Indenture, dated as of February 6, 1996 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein called the "Trustee"), which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This [Global] Security represents a portion of the series designated as the Company's Medium-Term Notes, Series __.

      This [Global] Security may be redeemed at the option of the Company, as a whole, or from time to time in part, on any date, if any, after the Initial Redemption Date specified above and prior to the

<page 3>

Maturity Date, upon mailing a notice of such redemption not less than thirty nor more than sixty days prior to the date fixed for redemption to the Holders of Securities at their last registered addresses, all as provided in the Indenture, at the Optional Redemption Prices, if any, specified above (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

      The interest payable hereon on each Interest Payment Date will include accrued interest from the Issue Date or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or Maturity Date or the date of redemption or repayment. Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is Commercial Paper Rate, LIBOR, Federal Funds Rate or Prime Rate as indicated on the face hereof, or by the actual number of days in the year if the Interest
Rate Basis is CMT Rate or Treasury Rate as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or
(b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified above. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this [Global] Security is payable shall be adjusted weekly, monthly, quarterly, semiannually or annually as specified on the face hereof under Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis is LIBOR and such Business Day is in the next succeeding calendar month such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

      Determination of Commercial Paper Rate. If the Interest Rate Basis is Commercial Paper Rate, as indicated on the face hereof, said interest rate shall equal (a) the Money Market Yield (as defined herein) on the Interest Determination Date specified on the face hereof for commercial paper having the Index Maturity specified on the face hereof (1) as published by the Board of Governors of the Federal
Reserve System in Statistical Release H.15(519), under the heading "Commercial Paper," or if unavailable, under such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA" or the equivalent from a nationally recognized statistical rating agency or (2) if such yield is not so published by 9:00 A.M., New York City time, on the Calculation Date (as specified on the face hereof) pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" under the heading "Commercial Paper" or (b) if neither of such yields in published by 3:00 P.M., New

<page 4>

York City  time,
on such Calculation Date, the Money Market Yield of the arithmetic mean (rounded to the nearest .01% with .005% rounded upwards) of the offered rates, as of 11:00 A.M. , New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on the Interest Determination Date next preceding such Interest Reset Date.

     "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest .01% with .005% rounded upwards), calculated in accordance with the following formula:


        Money Market Yield  =  ____D x 360____________  x  100
                                   360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Determination of LIBOR. If the Interest Rate Basis is LIBOR, as indicated on the face hereof, said Interest Rate shall equal the rate determined by the Calculation Agent in accordance with the following:

      (i) As of the Interest Determination Date, the Calculation Agent will determine (a) if "LIBOR Reuters" is specified in the Pricing Supplement for this Security the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page, as defined in the third paragraph below, by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency, as designated in the Pricing Supplement for this Security, for the period of the Index Maturity, as designated in the Pricing Supplement for this Security, commencing on the second London Banking Day immediately following such Interest Determination Date, which appear on the designated LIBOR page at approximately 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Pricing Supplement for this Security the rate for deposits in the Index currency, as designated in the Pricing Supplement for this Security, for the period of the Index Maturity, as designated in the Pricing Supplement, for this Security, commencing on the second London Banking Day following such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date), that appears on the LIBOR Page at approximately 11:00 A.M., London time, on such Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the Pricing Supplement for this Security and calculation of LIBOR is based on the arithmetic mean of the offered rates) or if no rate appears (if the Pricing Supplement for this Security specifies either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only

<page 5>

for a
single rate or (y) "LIBOR Telerate"), LIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below:

     (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified in the Pricing Supplement for this Security and calculation of LIBOR is based on the arithmetic mean of the offered rates) or no rate appears (if the Pricing Supplement for this Security specified either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate"), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the specified Index Maturity, commencing on the second London Banking Day immediately following such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date), to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount equal to an amount of not less than $1 million (or the equivalent in the Index Currency, if not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such
Interest Determination Date will be the arithmetic mean of such quotations. If one or no quotation is provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of rates quoted at approximately 11:00 A.M. (or such other time specified in the Pricing Supplement for this Security), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent (after consultation with the Company) on such Interest Determination Date for loans in the index
Currency to leading European banks, for the period of the specified Index Maturity commencing on the second London Banking Day immediately following such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date) and in a principal amount of not less than $1 million (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market as such time, provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate).

       "Index Currency" means the currency (including composite currencies) specified in the Pricing Supplement for this Security as the currency for which LIBOR shall be calculated. If no such currency is specified in the Pricing Supplement for this Security, the Index Currency shall be U.S. dollars.

      "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the Pricing Supplement for this Security, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the Pricing Supplement for this Security, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the Pricing Supplement for this Security, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

<page 6>

      In each of the above cases, the Interest Rate so determined shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

      Determination of Treasury Rate. If the Interest Rate Basis is Treasury Rate, as indicated on the face hereof, said interest rate shall equal the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity shown on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Treasury bills -- auction average (investment)" on the Interest Determination Date specified on the face hereof or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as specified on the face hereof) pertaining to such Interest Determination Date, the auction average  rate, expressed as a bond equivalent, rounded to  the  nearest
 .01%, with .005% rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, as otherwise announced by the United States Department of the Treasury, in either case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or, by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest .01%, with .005% rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or buy multiplication by the Spread Multiplier, if any, specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate hereon with respect to such Interest Determination Date shall be the rate in effect on such Interest Determination Date.

      Determination of CMT Rate. If the Interest Rate basis is CMT Rate, as indicated on the face hereof, said Interest Rate shall equal,
(a) with respect to any Interest Determination Date, the rate displayed for the Index Maturity (designated on the face hereof) as found on the Designated CMT Telerate Page (as defined in the following paragraph) under the caption ". . .Treasury Constant Maturities . . . Federal Reserve Board Release H.15" under the column for the Designated CMT Maturity Index (as defined in the second paragraph below) for (i) if the Designated CMT Telerate page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs or (b) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the Interest Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") or (c) such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Interest Rate for such Interest Determination Date will be such Treasury

<page 7>

Constant Maturity rate for the
Designated CMT Maturity Index (or other United Sates Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the Interest Rate for the Interest Determination Date will be calculated by the
Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest
Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or their respective affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United Sates ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the Interest Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT Maturity Index and remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the Interest Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest or lowest of such quotes will be eliminated, provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the interest rate for such Interest Reset Date will be the same as the interest rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Security shall be the Initial Interest Rate). If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used. In each of the above cases, the Interest Rate so determined shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

      "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the Pricing Supplement for this Note (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the Pricing Supplement for this Note the Designated CMT Telerate Page shall be 7052, for the most recent week.

<page 8>

      "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

      Determination of Federal Funds Rate. If the Interest Rate Basis is Federal Funds, as indicated on the face hereof, said Interest Rate shall equal with respect to any Interest Determination Date, (a) the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 3:00
P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if such rate is not yet published in either H.15(519) or the Composite
Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds, as of 11:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent. In either case, the Interest Rate so determined shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this security shall be the Initial Interest Rate).

      Determination of Prime Rate. If the Interest Rate Basis is Prime Rate, said Interest Rate shall be equal with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan" or (b) if such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base leading rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than four quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean of the prime rates in The City of New York furnished by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as foresaid by the Calculation Agent are not quoting rates as set forth above, the "Prime Rate" in effect for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Security shall be the Initial Interest Rate). "Reuters Screen USPRIME1 Page" means the display designated as

<page 9>

Page  "USPRIME1"
on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). In each of the above cases the Interest Rate so determined (other than the Initial Interest Rate) shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by Multiplication by the Spread Multiplier, if any, specified on the face hereof.

      The Calculation Date pertaining to an Interest Determination Date shall be the earlier of (i) the Business Day preceding the applicable Interest Payment Date or maturity date, as the case may be, and (ii) the tenth calendar date after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day. The Trustee shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agency immediately after each determination. Neither the Trustee nor any Paying Agency shall be responsible for any such calculation. At the request of the Holder hereof, the Trustee will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become affective as of the next Interest Reset Date.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the
Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this [Global] Security shall be conclusive and binding upon such Holder and upon all future Holders of this [Global] Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this [Global] Security.

      No reference herein to the Indenture and no provision of this [Global] Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this [Global] Security at the times, place and rate, and in the Specified Currency, herein prescribed; provided, however, that if the principal of, premium, if any, or interest on, this [Global] Security is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this [Global] Security by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment, or if such rate of exchange is not then available, on the basis of the most recently available Market Exchange Rate and any payments made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

<page 10>

      As provided in the Indenture and subject to certain limitations therein set forth and herein provided, the transfer of this [Global] Security is registrable in the Security Register, upon surrender of this [Global] Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this [Global] Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new [Global] Security evidencing the Securities evidenced hereby, of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees; provided, however, that for so long as any Securities are evidenced by this [Global] Security, this [Global] Security may be transferred in whole but  not  in part, only to another nominee of the Depository  or  to  a successor Depository selected or approved by the Company or to a nominee of such successor Depository. The Securities of this Series denominated in U.S. dollars are issuable only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 unless otherwise specified above. Securities of this series not denominated in U.S. dollars are issuable only in denominations of the equivalent of U.S. dollars $1,000 rounded down to 1,000 units of such Specified Currency or any amount in excess thereof which is an integral multiple of 1,000 units of the Specified Currency, amount in such Specified Currency, as determined by the Federal Reserve Bank of New York, at the noon buying rate in New York City for cable transfers of such Specified Currency (the "Market Exchange Rate"); provided, however, in the case of European Currency Units, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Economic Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the trade date for such Securities. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this [Global] Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this [Global] Security is registered as the owner hereof for all purposes, whether or not this [Global] Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      [If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Securities evidenced hereby or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statue or regulation and a successor Depository is not appointed by the Company within 90 days after  the  Company  receives such notice  or  becomes  aware  of  such condition, as the case may be, the Company will execute, and the Trustee will authenticate and deliver, Securities in definitive registered form without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (such denominations referred to herein as "authorized denominations"), of like tenor and in an aggregate principal amount equal to the principal amount of this [Global] Security in exchange for this Global Security. In addition, the Company may at any time determine that the Securities

<page 11>

evidenced hereby shall no longer be represented by a Global Security. In such event the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities in definitive registered form without coupons, in authorized denominations, and of like tenor and in an aggregate principal amount equal to the principal amount of this [Global] Security in exchange for this Global Security. Upon the exchange of this Global Security for such Securities in definitive registered form without coupons, in authorized denominations, this Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for this Global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.]

      All terms used in this [Global] Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized officer, this [Global] Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: ____________________             TEXTRON INC.



                                   By:      ________________________
                                            Vice President and Treasurer



                                   Attest: ________________________
                                               Assistant Secretary

<page 12>

                TRUSTEE'S CERTIFICATE OF AUTHENTICATION


      This [Global] Security is one of the Series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  As Trustee,



By: ________________________
       Authorized Officer

<page 13>

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


______________________________
(Please insert social security or other
identifying number of assignee)

_______________________________________________________

_______________________________________________________

_______________________________________________________
(Please print or type name and address including postal zip code of assignee)

the   within  [Global]  Security  and  all  rights  thereunder,  hereby irrevocably constituting and appointing

______________________________________________  attorney  to   transfer
said [Global] Security

on the books of the Company, with full power of substitution in the premises.


Dated:  _______________________________________________

Signature:  ____________________________________________

Signature guarantee:  ____________________________________





      NOTE: The signature to this assignment must correspond with the name as written upon the face of the within [Global] Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.


<page 14>